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                                                                    Exhibit 4.11

                              CERTIFICATE OF TRUST

                                       OF

                               MRH CAPITAL TRUST I

     This Certificate of Trust of MRH Capital Trust I (the "Trust"), dated as of January 27, 2004 is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq.).

     1. Name. The name of the statutory trust formed hereby is MRH Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, DE 19711.

     3. Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

     4. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.

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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                              The Bank of New York,
                                as Property Trustee


                              By:       /s/ SIROJNI DINDIAL
                                  -----------------------------------------
                                    Name:      SIROJNI DINDIAL
                                    Title:     Assistant Vice President


                              The Bank of New York (Delaware),
                                as Delaware Trustee


                              By:       /s/ William T. Lewis
                                  -----------------------------------------
                                    Name:     William T. Lewis
                                    Title:    Sr. Vice President


                              Administrative Trustee

                                       /s/ Thomas G. S. Busher
                              ---------------------------------------------
                              Thomas G. S. Busher, not in his individual
                              capacity but solely as trustee of the Trust


                              Administrative Trustee

                                      /s/ Neil McConachie
                              ---------------------------------------------
                              Neil McConachie, not in his individual
                              capacity but solely as trustee of the Trust


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